                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

             Pursuant to Section 807 of the Business Corporation Law
                            of the State of New York


         WE, the undersigned, EUGENE P. GRISANTI, President, and STEPHEN A. BLOCK, Secretary, of INTERNATIONAL FLAVORS & FRAGRANCES INC., hereby certify that:

         1. The name of the Corporation is INTERNATIONAL FLAVORS & FRAGRANCES INC. The name under which the Corporation was originally incorporated is COMPANY MORANA.

         2. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State, Albany, New York, on the 6th day of December, 1909.

         3. The text of the Certificate of Incorporation of the Corporation, as now in force and effect, is hereby restated without amendment or change to read as follows:

         4. The restatement of the Certificate of Incorporation herein certified was authorized by the Board of Directors of the Corporation.

                          CERTIFICATE OF INCORPORATION

                                       OF

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

             Pursuant to Section 807 of the Business Corporation Law


         FIRST: The name of the Corporation is "INTERNATIONAL FLAVORS & FRAGRANCES INC."

         SECOND: The purposes for which the Corporation is formed are:

         1. To manufacture, import, export, process, produce, acquire, dispose of, purchase, sell and distribute, at wholesale, retail or otherwise, license others to produce or use, and generally deal in and with all kinds of essential oils, natural and artificial, flower oils, aromatic chemicals, fragrances, fruit and other plant extractives, perfumes and perfume materials, flavoring, odorizing and de-odorizing substances, pharmaceuticals, drugs, dye stuffs, cosmetics, toiletries, and any and all other kinds of chemicals and chemical compounds and intermediates;

         2. To build, erect, construct, purchase, hold or otherwise acquire, own, provide, use, maintain, establish, lease, manage, operate, buy, sell, exchange or otherwise dispose of, mills, factories, laboratories, warehouses, agencies, buildings, structures, offices, works, plants, work shops, stores, shops and other establishments, with suitable plant, engines, boilers, machinery and equipment, of every kind, nature and description, used or useful in the conduct of the business of the Corporation, and all things of whatsoever kind and nature suitable, necessary, useful or advisable in connection with any or all of the objects herein set forth;

         3. To manufacture, purchase, sell and generally to trade and deal in and with goods, wares, products and merchandise of every kind, nature and description, and to engage or participate in any mercantile, manufacturing or trading business of any kind or character whatsoever;

         4. To enter into, make, carry out, perform, sign or otherwise dispose of contracts, agreements, and arrangements of a kind and character necessary or convenient to its purposes and powers, as principal or agent, attorney in fact, broker, or otherwise;

         5. To borrow money for its corporate purposes, and to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, or other obligations of the Corporation, from time to time, for moneys borrowed or the purchase of property or for any purpose in or about the business of the Corporation, and if deemed proper to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of, or agreement in regard to, all or any part of the property, rights, privileges or franchises of the Corporation wheresoever situated, whether now owned or hereafter to be acquired;

         6. To acquire by purchase or otherwise, to hold, and to sell, assign, transfer, pledge or otherwise dispose of, securities, including, without limitation, shares of stock, bonds, debentures or other evidences of indebtedness, or certificates of interest therein, or any instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein (hereinafter called "securities"), or in any property or assets created or issued by any persons, firms, associations, corporations, or governments or sub-divisions thereof, domestic or foreign; to issue in exchange therefor the stock, bonds or other obligations of the Corporation; and to possess and exercise, as owner or holder of any securities, any and all rights, powers and privileges of ownership in respect thereof; and also in the manner, and to the extent now or hereafter authorized or permitted by the laws of the State of New York, to purchase, acquire, own and hold and to dispose of the stocks, bonds, debentures or other evidences of indebtedness of the Corporation;

         7. To guarantee the payment of dividends or interest upon or the principal of any securities issued by, or the performance of any other contract or obligation by, any other corporation, association, partnership, firm, syndicate, trust estate, individual, or governmental, municipal, or public authority, domestic or foreign, in which the Corporation shall have an interest; to aid in any manner any other corporation, association, firm or syndicate, any securities of which are held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such securities or other property of the Corporation, but nothing contained herein shall be construed to authorize the Corporation to engage in the business of a guaranty or trust company;

         8. To apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, use, own, exercise, develop, operate and introduce, and to sell, assign or otherwise dispose of, in whole or in part, or to grant licenses in respect of or otherwise turn to account in any manner, letters patent, applications for letters patent and patentable inventions and rights, interests and licenses therein or thereunder, trade marks, trade names and distinctive marks, inventions, improvements and processes, and any other rights, privileges, permits, copyrights, franchises or personal or real property suitable or convenient for any of the purposes of the business of the Corporation, whether acquired under the laws of the United States or any other country;

         9. To acquire by purchase, lease or otherwise, upon such terms and conditions and in such manner as the Board of Directors shall determine or agree to, all or any part of the property, real and personal, tangible or intangible, of any nature whatsoever, including the good will, business and rights of all kinds, of any person, firm, association or corporation engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of New York, to pay for the same in the securities of the Corporation, or partly in cash and partly in securities, or in such other manner as may be agreed, and to hold, possess and improve such properties, and to assume in connection with the acquisition of any such property any liabilities of any such person, firm, association or corporation, and to conduct in any legal manner the whole or any part of any similar business so acquired and to pledge, mortgage, sell or otherwise dispose of the same;

         10. To have one or more offices and to carry on its operations and transact its business within and without the State of New York and in other states of the United States, in the districts, territories or dependencies of the United States, and in any and all foreign countries, and, without restriction or limit as to the amount, to purchase or otherwise acquire, hold, own, mortgage, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories, or dependencies of the United States, and in any and all foreign countries, subject always to the laws of such state, district, territory, dependency or foreign country;

         11. To do any or all of the things herein set forth to the same extent as natural persons might or could do, and in any part of the world, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or corporation, or through a corporation or association in which the Corporation shall have an interest; and

         12. To do all and everything necessary, suitable, convenient or proper for or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws of the State of New York.

         The foregoing provisions of this Article SECOND shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be deemed to exclude by inference any powers which the Corporation is authorized to exercise, whether expressly by force of the laws of the State of New York now or hereafter in effect or impliedly by the reasonable construction of the said laws.

         THIRD: The aggregate number of shares which the Corporation shall have authority to issue shall be Five Hundred Million (500,000,000) shares of common stock of the par value of $.12-1/2 per share (hereinafter called Common Stock).

         FOURTH: The city and county within the State of New York in which the office of the Corporation is to be located is the City of New York, County of New York, and the address within the State of New York to which the Secretary of State of the State of New York shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 521 West 57th Street, New York, N.Y.

         FIFTH: Its duration is to be perpetual.

         SIXTH: The number of directors of the Corporation shall be as fixed in its By-laws, and may be altered from time to time by amending the By-laws as therein provided, except that such number of directors shall be not less than six (6) nor more than fifteen (15).

         SEVENTH: The names and post office addresses of its directors for the first year, and the subscribers of this certificate (i.e., the Certificate of Incorporation as originally filed on December 6, 1909) and the number of shares each agrees to take, are as follows:


                                                                                  No. of
         Name                                      Address                        Shares
         ----                                      -------                        ------
T. Dixon Mann                      1280 Fulton Ave., Bronx                          1

Charles Dorney                     217 S. 9th St., Brooklyn,                        1
                                   New York

Richard H. Sarver                  117 West 96th St., New York                      1


         EIGHTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

         NINTH: For the regulation of the business and the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the rights and powers of the Corporation, and of its stockholders and directors, it is further provided:

                  (1) The directors need not be stockholders, and the election of directors need not be by ballot unless the By-laws so require. The majority of the directors of the Corporation shall be citizens of the United States.

                  (2) In furtherance and not in limitation of the powers conferred by the laws of the State of New York, the Board of Directors is expressly authorized and empowered:

                           (a) to make, alter; amend or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of New York or this Certificate of Incorporation, subject always to the By-laws made by the stockholders;

                           (b) except as otherwise provided by the laws of the State of New York, without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation and to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine;

                           (c) (i) to determine the amount of funds legally available for dividends under the laws of the State of New York, (ii) to determine whether any, and, if any, what part, of the funds legally available for dividends shall be declared and paid as dividends, and
         (iii) to direct and determine the use and disposition of funds not paid out in dividends;

                           (d) to designate one or more committees consisting of two or more of the directors of the Corporation, which, to the extent and in the manner provided in the resolution establishing the same, may exercise the powers of the Board of Directors in the management of the affairs of the Corporation, which may be delegated, and which may have power to authorize the seal of the Corporation to be affixed to all papers which may require it;

                           (e) to determine from time to time, subject to the provisions of the laws of the State of New York, whether and to what extent and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock book) shall be open to the inspection of the stockholders of the Corporation, and, except as conferred by the laws of the State of New York, no stockholder holding less than twenty per cent (20%) of the outstanding stock of the Corporation shall have any right to inspect any account, book or document of the Corporation unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation;

                           (f) to establish bonus, profit-sharing or other types of incentive or compensation plans for the officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries and to determine the persons to participate in any such plans and the amount of their respective participations; and

                           (g) to hold its meetings within or without the State of New York or the United States at such place or places as from time to time may be designated by the By-laws of the Corporation or by resolution of the Board of Directors or as shall be specified in the respective notices thereof or waivers of the notice thereof signed by all the directors of the Corporation at the time in office.

                  In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of New York, of this Certificate of Incorporation and of the By-laws of the Corporation.

         (3) Subject to any limitation in the By-laws of the Corporation, the members of the Board of Directors and committees thereof shall be entitled to reasonable fees, salaries, or other compensation for their services and to reimbursement for their expenses as such members, including travel expenses incurred on account of their attendance at meetings of the Board of Directors or committees thereof. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

         (4) Any director may be removed with cause by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors of the Corporation or may be removed with or without cause by the stockholders as provided in the By-laws of the Corporation. Any vacancy in the Board of Directors of the Corporation arising from any cause shall be filled for the unexpired portion of the term by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors or by the stockholders as provided in the By-laws of the Corporation.

         (5) No contract or other transaction between this Corporation and any person, firm, association or corporation and no other act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the

Corporation are, directly or indirectly, pecuniarily or otherwise, interested in such contract, transaction or other act, or are related to or interested in (either as director, stockholder, officer, employee, member or otherwise) such person, firm, association or corporation. Any director of the Corporation individually, or any firm, association or corporation in which any director may be interested (either as a director, stockholder, officer, employee, member or otherwise), may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that such director individually or that such firm, association or corporation is so interested shall be disclosed or known to the Board of Directors or to such members thereof as shall be present at any meeting of the Board or Directors at which action upon any such contract, transaction or other act is taken. If such fact shall be so disclosed or known, such director so interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

         (6) Whenever any shares of Common Stock of the Corporation shall have been purchased or otherwise reacquired by the Corporation, the Board of Directors of the Corporation shall have the power to eliminate such shares from the authorized capital stock of the Corporation or to restore such shares to the status of authorized but unissued shares, by filing an appropriate certificate pursuant to the requirements of the New York Stock Corporation Law.

         TENTH: Each holder of any equity or voting shares, as such terms are defined in Section 39 of the New York Stock Corporation Law, of any class of the Corporation shall have the preemptive right to purchase equity or voting shares of the Corporation or any shares, notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase its equity or voting shares, in any and all cases, notwithstanding the provisions of Section 39(4) of the New York Stock Corporation Law, except as may otherwise be determined by the affirmative vote of at least two-thirds (2/3) of the whole Board of Directors, and except that such preemptive right shall not apply upon the issuance of equity or voting shares by the Corporation upon the exercise of stock options or upon the surrender of scrip certificates outstanding as of the date of this Restated Certificate of Incorporation.

         ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, provided that nothing contained in this Article Eleventh shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law. Notwithstanding the foregoing, nothing in this Article Eleventh shall eliminate or limit the liability of a director for any act or omission occurring prior to the date of filing (i.e., May 13, 1988) of the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, as amended, that includes this Article Eleventh.

         TWELFTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law. All rights and powers conferred herein on stockholders, directors and officers of the Corporation are subject to this reserved power.

                  IN WITNESS WHEREOF, we have hereunto set our hands and seals this 14th day of September, 1993.


                                        /s/ Eugene P. Grisanti
                                        ---------------------------------------
                                        Eugene P. Grisanti, President


                                        /s/ Stephen A. Block
                                        ---------------------------------------
                                        Stephen A. Block, Secretary

                            Verification of Secretary

STATE OF NEW YORK          )
                           ) SS:
COUNTY OF NEW YORK         )


                  STEPHEN A. BLOCK, being duly sworn, deposes and says that he is one of the persons who signed the foregoing restated Certificate of Incorporation; that he signed said Certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing Certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.


                                            /s/ Stephen A. Block
                                            -----------------------------------
                                            Stephen A. Block, Secretary


Subscribed and sworn to before
me on September 14, 1993.


/s/ Peter J. Serritella
----------------------------------------
         Notary Public

Peter J. Serritella
Notary Public, State of New York
No. 31-3598465
Qualified in New York County
Commission Expires March 30, 1995